SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities and Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
    [   ] Preliminary Proxy Statement
    [   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))
    [X] Definitive Proxy Statement
    [   ] Definitive Additional Materials
    [   ] Soliciting Material Under Rule 14a-12

Hemagen Diagnostics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[   ]      Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

  Title of each class of securities to which transaction applies:

  Aggregate number of securities to which transaction applies:

  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined)

  Proposed maximum aggregate value of transaction:

  Total fee paid:

[ ]     Fee paid previously with preliminary materials.

[ ]     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of this filing.

  Amount Previously Paid:

  Form, Schedule or Registration Statement No.:

  Filing Party:

  Date Filed:

HEMAGEN DIAGNOSTICS, INC.

9033 Red Branch Road
Columbia, Maryland 21045

Notice of Annual Meeting
and Proxy Statement

January 24, 2003

To our Stockholders:

Our Annual Meeting of Shareholders will be held at 10:00 a.m. on Wednesday, February 26, 2003, at the Columbia Hilton, 5485 Twin Knolls Road, Columbia, Maryland. We hope you will attend.

At the Annual Meeting you will be asked to elect two Directors of Hemagen and ratify the appointment of Grant Thornton LLP as our Independent Public Accountants for fiscal 2003.

We want your shares to be represented at the Annual Meeting. I urge you to complete, sign, date and return the enclosed proxy card promptly.

Sincerely, James R. LeRoy Chairman of the Board

HEMAGEN DIAGNOSTICS, INC.

9033 RED BRANCH ROAD

COLUMBIA, MARYLAND 21045

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Time:

10:00 a.m., Eastern Time

Date:

February 26, 2003

Place:

Columbia Hilton 5485 Twin Knolls Road Columbia, Maryland

Purpose:

- - -

Elect two Directors

Ratify the appointment of Grant Thornton LLP as Independent Public Accountants for fiscal 2003

To act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

Only shareholders of record on January 2, 2003 are entitled to vote at this meeting. The approximate mailing date of this Proxy Statement and accompanying Proxy Card is January 27, 2003.

Your vote is important. Please complete, sign, date, and return your proxy card promptly in the enclosed envelope.

Deborah F. Ricci Secretary

January 24, 2003

TABLE OF CONTENTS                                                           Page
--------------------------------------------------------------------------------

GENERAL INFORMATION

Who may vote

Shareholders of Hemagen, as recorded in our stock register on January 2, 2003, may vote at the meeting. As of that date, Hemagen had 10,104,855 shares of Common Stock outstanding.

How to vote

You may vote in person at the meeting or by proxy. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the meeting.

How proxies work

We are asking for your proxy. Giving us your proxy this means that you are authorizing us to vote your shares at the meeting as you direct. You may vote for both, one, or none of our Director candidates. You may also vote for or against the other proposal or abstain from voting.

If you sign and return the enclosed proxy card without specifying how to vote, we will vote your shares in favor of our Director candidates and for the ratification of Grant Thornton LLP as our independent accountants for fiscal 2003.

If you hold shares through a stockbroker or other party, you may receive materials from them asking how you want them to vote your shares. You may receive more than one proxy card depending on how your shares are held. Shares registered in your name will be covered by one card.

If any other matters come before the meeting or any adjournment, each proxy will be voted in the discretion of the individuals named as proxies on the card.

Revoking a Proxy

You may revoke a proxy before it is voted by submitting a new proxy with a later date, by voting in person at the meeting or by notifying Hemagen’s Secretary in writing at the address under “Questions” on page 14.

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person.

Votes needed

The two Director candidates receiving the most votes will be elected to fill the seats on the Board. Ratification of Grant Thornton LLP as our independent public accountants for fiscal 2003 requires the favorable vote of a majority of the votes cast. Only votes for or against a proposal count. Abstentions and broker non-votes count for quorum purposes but not for voting purposes. Broker non-votes occur when a broker returns a proxy card but does not have authority to vote on a particular proposal.

Other Matters

Any other matters considered at the meeting, including adjournment, will require the affirmative vote of a majority of shares voting.

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

The Board of Directors recommends the election of Dr. Alan S. Cohen and Richard W. Edwards as Directors of the Company.

The Board of Directors oversees the management of Hemagen on your behalf. The Board reviews Hemagen’s long-term strategic plans and exercises direct decision-making authority in key areas, such as choosing the executive officers, setting the scope of their authority to manage Hemagen’s business day to day, and evaluating management’s performance.

Hemagen’s Bylaws provide that the Board of Directors consists of three classes of Directors. Each class is elected for a three-year term with one class being elected each year.

The Board has nominated for election for terms expiring at the Annual Meeting in 2006, Dr. Alan S. Cohen and Richard W. Edwards. The terms of Ricardo M. de Oliveira and James R. LeRoy expire in 2004 and those of Howard F. Curd and William P. Hales expire in 2005. The election of Directors is determined by a plurality of votes cast. Cumulative voting is not provided for in the election of Directors of Hemagen.

If a Director nominee becomes unavailable before the election, your proxy card authorizes us to vote for a replacement nominee if the Board names one.

Board meetings last year:   4
Actions Taken in writing last year:    3

Hemagen's Directors and nominees are:

Dr. Alan S. Cohen Director since 1993 Term expires 2003 Age: 76

Dr. Cohen has served as a Director of Hemagen since its inception. Dr. Cohen has been a Professor of Medicine at Boston University School of Medicine since 1968 and a Professor of Pharmacology since 1974. Dr. Cohen is Editor-in-Chief of the International Journal of Amyloid. Dr. Cohen served as the Director of the Arthritis Center of Boston University from 1976 to 1994. From 1973 to 1992, Dr. Cohen served as Chief of Medicine of Boston City Hospital. Dr. Cohen is a past president of the American College of Rheumatology. Dr. Cohen received his Bachelor of Arts degree from Harvard College and his M.D. degree from the Boston University School of Medicine.

Howard F. Curd Director since 2001 Term expires 2005 Age: 38

Mr. Curd is Vice Chairman and Director of Capital Markets for Jesup & Lamont Securities Corporation, a diversified financial holding company. From January 1992 to February 2001, Mr. Curd was President and CEO of Jesup and Lamont Group Holdings, Inc., a diversified financial holding company. Mr. Curd has a BS in Finance from Fairfield University.

Ricardo M. de Oliveira Director since 1993 Term expires 2004 Age: 51

Dr. de Oliveira has been the Vice President of Research and Development and a Director of Hemagen since its inception. From 1980 through 1990, Dr. de Oliveira was a Professor at the University of Sao Paulo in Brazil. Dr. de Oliveira was also the Director of Clinical Pathology at the Cancer Hospital of Sao Paulo, Brazil. Dr. de Oliveira received his M.D. degree from the Faculdade de Ciencias Medicas da Santa Casa de Sao Paulo in Brazil.

Richard W. Edwards Director Nominee Age: 43

Mr. Edwards is a Senior Vice President and the Chief Accounting Officer of National Commerce Financial Corporation, a publicly traded bank holding company, since July 2002. Prior to joining National Commerce Financial Corporation, Mr. Edwards was the Chief Financial Officer of New South Bancshares, Inc. from January 2001 to July 2002. He spent eight years in various senior financial roles with Bank of America prior to January 2001 and eight years in public accounting with Ernst & Young prior to that. Mr. Edwards earned a B.S. degree in accounting from the University of Illinois and is a member of the AICPA and FEI. Mr. Edwards is not currently a director. Mr. Edwards owns 4,500 shares of the Company's common stock.

William P. Hales Director since 1999 Term expires 2005 Age: 40

William P. Hales has been a Director of Hemagen and its President since October 1, 1999. Mr. Hales is currently Hemagen's President and CEO. Prior to January 2001, Mr. Hales was an Investment Banker and Advisor with Jesup & Lamont Securities Corporation, an investment banking and brokerage firm. Mr. Hales has been a full time money manager with several investment banking and brokerage firms since 1992. He has substantial experience in the capital and equity markets. Prior to that, Mr. Hales spent six years in public accounting with Ernst & Young and Coopers & Lybrand advising clients on both audit and management consulting engagements. Mr. Hales is a CPA.

James R. LeRoy Director since 2000 Term expires 2004 Age: 52

Mr. LeRoy is the Senior Vice President of Biotrace, Inc. Biotrace, Inc. markets analytical testing systems and instruments to the industrial microbiology market. Mr. LeRoy has over 20 years experience in the clinical diagnostic industry. Mr. LeRoy earned B.S. and M.A. degrees in Biology from Western Michigan University.

RATIFICATION OFTHE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

(Item 2 on Proxy Card)

The Board of Directors recommends the ratification of Grant Thornton LLP as independent public accountants for fiscal 2003.

The Audit Committee of the Board of Directors has selected Grant Thornton LLP as Hemagen’s independent public accountants in fiscal 2003 and has directed management to submit the selection of Grant Thornton LLP for ratification by the shareholders at the Annual Meeting. The affirmative vote of a majority of shares voting at the meeting is required for ratification. Shareholder ratification of Grant Thornton LLP as the Company’s independent accountants is not required by the Company’s Bylaws or otherwise. However, the Board of Directors is submitting the selection of Grant Thornton LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company or its shareholders.

Representatives of Grant Thornton are expected to be present at the Annual Meeting and will be given an opportunity to make a statement, if they so desire, and to respond to appropriate questions that may be asked by shareholders.

On March 23, 2001, Hemagen dismissed BDO Seidman, LLP as Hemagen’s independent public accountants. The report of BDO Seidman, LLP for the 2000 fiscal year was qualified as to substantial doubt as to Hemagen’s ability to continue as a going concern.

The decision to change accountants was approved by Hemagen's Board of Directors.

During Hemagen’s fiscal years 1999 and 2000, and the interim period in fiscal 2001 to the time of termination, there were no disagreements with BDO Seidman, LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope of procedure. Hemagen has authorized BDO Seidman, LLP to respond fully to any inquiries of its successor accountants.

During Hemagen’s fiscal years 1999 and 2000 and the subsequent interim period fiscal 2001 to the date of their dismissal, BDO Seidman, LLP did not advise Hemagen of any reportable conditions relating to weaknesses in internal controls.

On March 28, 2001, Hemagen engaged Grant Thornton LLP as the principal accountant to audit its financial statements.

During Hemagen’s fiscal years 1999 and 2000 and the interim period in fiscal 2001 until the engagement of Grant Thornton LLP, Hemagen did not consult Grant Thornton LLP concerning the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit circumstances in which a written report was provided or oral advice was provided that Grant Thornton concluded was an important factor considered by Hemagen in reaching a decision as to the particular issue.

Principle Accounting Firm Fees:

Aggregate fees billed to Hemagen in fiscal 2002 by its principal accounting firm, Grant Thornton LLP were:

Audit fees........                  $85,946
Financial information
   systems design and
   implementation fees              $     0

Other fees........                  $11,407(a)(b)
                                    -------
                                    $97,353
                                    =======

(a) (b)	Includes fees for tax and other non-audit services. The Audit Committee believes the provision of these services is compatible with maintaining the principal accountant's independence.

BOARD COMMITTEES

The Board appoints committees to help carry out its duties. In particular, Board committees work on key issues in greater detail than would be possible at full Board meetings. Each committee reviews the results of its meetings with the full Board.

The Executive Committee is responsible for managing the strategic direction of the Hemagen.

The Executive Committee of the Board of Directors is composed of Dr. Alan S. Cohen, Howard F. Curd, James R. LeRoy, Ricardo M. de Oliveira and William P. Hales.

Meetings last year:   1

The Audit Committee is responsible for assisting the Board of Directors in its general oversight of Hemagen’s financial reporting, internal controls and audit function. It also recommends the appointment of independent accountants and reviews the relationship between Hemagen and its outside accountants.

Meetings last year:   3

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of Howard F. Curd (Chairman), Dr. Alan S. Cohen, James R. LeRoy and William P. Hales. Dr. Cohen, Mr. Curd and Mr. LeRoy meet NASD standards for independence and all members meet NASD standards of financial literacy.

In June 2000, the Board of Directors adopted the Audit Committee Charter, which was attached to the 2001 Proxy Statement as Appendix II. The Charter outlines the activities and responsibilities of the Committee.

The Committee has obtained from the independent auditors a formal written statement describing all relationships between the auditors and Hemagen that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence.

In discharging its oversight responsibility as to the audit process, the Committee reviewed and discussed with management Hemagen’s audited financial statements included in Hemagen’s Annual Report on Form 10-KSB for the year ended September 30, 2002. The Committee recommended to the Board of Directors that those audited financial statements be included in Hemagen’s Annual Report on Form 10-KSB for filing with the SEC.

In addition, the Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards (SAS) No. 61.

Respectfully submitted,
The Audit Committee

Howard F. Curd (Chairman)
Dr. Alan S. Cohen
James R. Leroy

The Compensation Committee is responsible for establishing compensation for management and administering Hemagen's stock option plans. The Compensation Committee of the Board of Directors is composed of Dr. Alan S. Cohen (Chairman), James. R. LeRoy, Howard F. Curd and William P. Hales.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors held one meeting in fiscal 2002 to establish management compensation for fiscal 2002 and stock option grants.

Meetings last year:   1

The Nominating Committee is responsible for reviewing potential new candidates for the Board. The Nominating Committee of the Board of Directors is composed of William P. Hales (Chairman), Ricardo M. de Oliveira, James R. LeRoy and Dr. Alan S. Cohen.

Meetings last year:   0

The Board of Directors met three times in fiscal 2002. The Audit and Compensation Committees met separately. Jerry L. Ruyan was not present at one meeting of the Board of Directors during fiscal 2002. Otherwise, all Directors attended all meetings of the Board of Directors and the Committees of which they are members.

DIRECTOR COMPENSATION

Non-employee Directors each receive $3,500 worth of Hemagen common stock each quarter. Non-employee Director fees for fiscal year 2002 amounted to 21,519 shares of common stock per Director. Directors who are employees of Hemagen are not separately compensated for serving as Directors. Non-Employee Directors of the Company are granted an option to purchase 10,000 shares of the Company’s common stock at the election of their three-year term. The options are issued pursuant to the 2000 Directors Stock Option Plan, have an exercise price equal to the fair market value of the underlying shares on the date of the grant, and expire ten years from the date of the grant.

In addition, Non-Employee Directors that serve as Chairman of a committee of the Board of Directors are granted an option to purchase 5,000 shares of the Company’s common stock at the annual appointment of their position. The options are issued pursuant to the 2000 Directors Stock Option Plan, have an exercise price equal to the fair market value of the underlying shares for the ten trading days prior to their appointment, and expire ten years from the date of the grant.

PRINCIPAL SHAREHOLDERS

The following are the only shareholders known by Hemagen to beneficially own more than 5% of its outstanding Common Stock as of January 2, 2003:

                                               Amount and Nature of    Percent
Name of Beneficial Owner                       Beneficial Ownership    of Class
------------------------                       --------------------    --------
Thomas A. Donelan                                1,761,664(1)            15.7%

William P. Hales                                 1,577,207(2)            14.0%

Christopher P. Hendy                             1,761,664(1)            15.7%

Jerry L. Ruyan                                   1,761,664(1)            15.7%

Redwood Holdings, Inc.                           1,272,732               11.4%

The Business address of Mr. Hales is 9033 Red Branch Road, Columbia MD 21045. The business address of Messrs. Donelan, Hendy, Ruyan and Redwood Holdings, Inc. is 9468 Montgomery Road, Cincinnati, Ohio 45242.

(1)

All shares and rights to acquire shares owned by each of the above individuals are deemed to be owned by all of them because these individuals are parties to an understanding with respect to the voting and disposition of Hemagen Common Stock held by them. In addition, Messrs. Donelan, Hendy and Ruyan are owners of an ESOP that owns 100% of Redwood Holdings, Inc. Share holdings above include: 1,272,732 shares held by Redwood Holdings, which include 866,007 options exercisable within 60 days, 100,000 warrants exercisable within 60 days and senior subordinated secured convertible notes convertible into 125,000 shares within 60 days; 408,567 shares held by Mr. Ruyan; 60,365 shares held by Mr. Donelan and 20,000 shares held by Mr. Hendy which include 10,000 options exercisable within 60 days.

(2)

Share holdings above include: 967,007 options exercisable within 60 days, 80,000 warrants exercisable within 60 days and senior subordinated secured convertible notes convertible into 100,000 shares within 60 days.

DIRECTORS AND EXECUTIVE OFFICERS

This table lists the Common Stock owned on January 2, 2003 by Hemagen’s executive officers and Directors:

                                                              Common Stock
                                                           Beneficially Owned
                                                       -------------------------
        Name                     Position                 Amount      Percentage
-----------------------   -------------------------    -------------  ----------
William P. Hales          Director, President and      1,577,207 (1)     14.0%
40                        Chief Executive Officer

Ricardo M. de Oliveira    Director and Vice              362,667 (2)      3.6%
51                        President

Dr. Alan S. Cohen         Director                       203,219 (3)      2.0%
76

Howard F. Curd            Director                       400,856 (4)      3.8%
38

James R. LeRoy            Director                        49,514 (5)       *
52

Deborah F. Ricci (7)      Chief Financial                132,000 (6)      1.3%
38                        Officer and Corporate
                          Secretary

All Directors and
Executive Officers
as a Group (6 Persons)                                   2,725,463       24.2%
(1)	See Principal Shareholders.
(2)	Includes options to purchase 67,667 shares exercisable within 60 days.
(3)	Includes options to purchase 15,000 shares exercisable within 60 days.
(4)

Includes warrants to purchase 160,000 shares exercisable within 60 days, senior subordinated secured convertible notes convertible into 200,000 shares within 60 days and options to purchase 15,000 shares exercisable within 60 days.

(5)	Includes options to purchase 10,000 shares exercisable within 60 days.
(6)	Represents options to purchase shares exercisable within 60 days.
(7)

Ms. Ricci was appointed Chief Financial Officer of Hemagen in 2000. Prior to her announcement, Ms. Ricci served as Vice President of Finance and Administration for Schonstedt Instrument Company. Prior to that, Ms. Ricci was Chief Financial Officer of J.E. Morgan Knitting Mills, Inc.

SUMMARY COMPENSATION TABLE

The following sets forth compensation paid, earned or awarded to the CEO and the four other most highly paid executive officers during the last three fiscal years ended September 30:

                                                                     Long-Term
                                                                    Compensation
                                   Annual Compensation                Awards
                           ---------------------------------------  ----------
                                                        Other       Securities
                                                       Annual       Underlying
                           Year   Salary     Bonus   Compensation    Options
                           ----  --------  --------  -------------  ----------
William P. Hales           2002  $165,000       $0      $7,765 (1)   100,000
President and Chief        2001  $150,000       $0      $7,765 (1)     1,000
Executive Officer          2000  $150,000       $0          $0             0

Ricardo M. de Oliveira     2002  $140,000       $0      $3,128 (1)         0
Senior Vice President      2001  $120,000       $0      $3,128 (1)   101,000
                           2000  $120,000       $0          $0             0

Jerry L. Ruyan(5)          2002    $6,250       $0          $0       100,000
Chief Executive            2001  $150,000       $0          $0         1,000
Officer                    2000  $150,000       $0          $0             0

Deborah F. Ricci           2002  $128,000       $0      $9,115 (2)    50,000
Chief Financial            2001   $90,000   $4,000      $8,700 (2)    32,000
Officer and                2000   $67,500   $4,000      $4,500 (4)    50,000
Corporate Secretary

Ira Marks (6)              2002   $53,000  $27,000      $7,200 (3)         0
Executive Vice             2001  $140,000       $0     $18,137 (3)    21,000
President & General        2000  $140,000       $0      $7,993 (3)    30,000
Manager Raichem
Division
(1)	Reflects provision of a leased car.
(2)	Represents contributions in the Company's 401 (k) plan and an automobile allowance.
(3)	Represents contributions in the Company's 401(k) plan, payment of health coverage and automobile allowance.
(4)	Represents an automobile allowance.
(5)	Mr. Ruyan resigned as Chief Executive Officer effective February 27, 2002.
(6)	Mr. Marks resigned as Executive Vice President and General Manager of Raichem Division effective January 11, 2002.

OPTION GRANTS IN LAST FISCAL YEAR

                     Number of       % of Total
                     Securities        Options
                     Underlying       Granted to         Exercise
                      Options        Employees in          Price      Expiration
      Name            Granted         Fiscal 2002      ($/Per Share)    Date
-----------------    ----------      ------------      -------------  ----------
William P. Hales      100,000             23%               0.78       11/30/06
Jerry L. Ruyan        100,000             23%               0.78       11/30/06
Deborah F. Ricci       50,000             12%               0.78       11/30/06

FISCAL 2002 OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                 Number of
                                                 Securities         Value of
                                                 Underlying        Unexercised
                                                 Unexercised       In-the-Money
                                                  Options            Options
                           Shares                 at FY-End         at FY-End
                          Acquired              ---------------    -------------
                            on       Value      Exercisable/      Exercisable/
Name                      Exercise  Realized    Unexercisable     Unexercisable
----------------------    --------  ----------  ---------------   --------------
William P.Hales              0         --        967,007/0            0/0
Ricardo de Oliveira          0         --         34,333/66,667       0/0
Deborah F. Ricci             0         --        119,500/12,500       0/0

SECTION 16 BENEFICIAL OWNER REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934 requires Hemagen’s executive officers, Directors and persons who own more than 10% of a registered class of Hemagen’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Mr. Curd was late in filing his fiscal 2002 Form 4 which reflected a grant of common stock. Based on a review of reports received by it, and upon written representations from the reporting persons, Hemagen believes that during the last fiscal year, all of its executive officers, Directors and 10% stockholders complied with Section 16 reporting requirements except as noted above.

SHAREHOLDER PROPOSALS FOR NEXT YEAR

The deadline for shareholder proposals to be included in the Proxy Statement for next year’s meeting is September 26, 2003. Such proposals should be delivered to the Company at 9033 Red Branch Road, Columbia, Maryland 21045, Attn: Corporate Secretary.

The form of Proxy for this meeting grants authority to the designated proxies to vote in their discretion on any matters that come before the meeting except those set forth in the Company’s Proxy Statement and except for matters as to which adequate notice is received. In order for a notice to be deemed adequate for the 2004 Annual Shareholders’ Meeting, it must be received prior to December 12, 2003. If there is a change in the anticipated date of next year’s annual meeting or these deadlines by more than 30 days, we will notify you of this change through our Form 10-Q filings.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for shareholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournment or postponement thereof, the Board of Directors intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

QUESTIONS

If you have questions or need more information about the annual meeting, write to:

Deborah F. Ricci, Secretary Hemagen Diagnostics, Inc. 9033 Red Branch Road Columbia, Maryland 21045 or call us at (443) 367-5500
By Order of the Board of Directors, Deborah F. Ricci, Secretary

HEMAGEN DIAGNOSTICS, INC.

PROXY FOR ANNUAL MEETING

The undersigned hereby appoints DEBORAH F. RICCI and WILLIAM P. HALES, or either of them, proxies of the undersigned, each with the power of substitution, to vote all shares of Common Stock which the undersigned would be entitled to vote on the matters specified below and in their discretion with respect to such other business as may properly come before the Annual Meeting of Shareholders of Hemagen Diagnostics, Inc. to be held on February 26, 2003 at 10:00 A.M. Eastern Time at the Columbia Hilton, 5885 Twin Knolls Road, Columbia, Maryland or any adjournment of such Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

1.

Authority to elect as Directors the two nominees listed below:

        FOR ___                  WITHHOLD AUTHORITY ___

Dr. Alan S. Cohen and Richard W. Edwards

WRITE THE NAME OF ANY NOMINEE(S) FOR
WHOM AUTHORITY TO VOTE IS WITHHELD

2.	Ratification of the appointment of Grant Thornton LLP as Independent Public Accountants for the Company. FOR ___ AGAINST ___ ABSTAIN ___

THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS UNLESS A CONTRARY CHOICE IS SPECIFIED.

(This proxy is continued and is to be signed on the reverse side)

Date , 2003	IMPORTANT: Please sign exactly as name appears hereon indicating, where proper, official position or representative capacity. (In the case of joint holders, all should sign.)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS